Exhibit 5.2

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

February 20, 2026

Eversource Energy

300 Cadwell Drive

Springfield, Massachusetts 01104

Re: Post-Effective Amendment No.1 to the Registration Statement on Form S-3ASR (File No. 333-286362)

Ladies and Gentlemen:

We have acted as counsel to Eversource Energy, a Massachusetts voluntary association (the “Company”), in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (File No. 333-286362) (as amended, the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of junior subordinated notes (the “Securities”).

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the laws of the State of New York.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that when (i) the terms of the Securities and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Securities have been duly executed, authenticated and delivered against payment of the purchase price therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, and in the manner provided for in the applicable indenture, such Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Securities covered in the opinion in this paragraph include any Securities that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such prospectus supplement; (ii) a definitive purchase, underwriting, or similar agreement, and any applicable indenture (including any supplemental indenture), warrant, depositary or guarantee agreement, pursuant to which such Securities may be issued, will have been duly authorized, executed and delivered by the Company and the other parties thereto, and the specific terms of such Securities will have been duly established in conformity with the applicable agreement and the Declaration of Trust of the Company (if applicable); (iii) at the time of the issuance of any Securities, the Company will be a validly existing voluntary association under the law of its jurisdiction of organization; and (iv) all the foregoing actions to be taken by the Company will have been taken so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property.

Our opinions set forth above are subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and (b) general principles of equity. Our opinions are also subject to the qualification that the enforceability of provisions in the applicable indenture providing for indemnification or contribution, broadly worded waivers, waivers of rights to damages or defenses, waivers of unknown or future claims, and waivers of statutory, regulatory or constitutional rights may be limited on public policy or statutory grounds.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Opinions.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP